                              THE BIC CORPORATION
                              -------------------


                       SELECTED EXECUTIVE RETIREMENT PLAN
                       ----------------------------------

                        (As Amended to December 9, 1993)

                              TABLE OF CONTENTS
                              -----------------



                                                         PAGE NO.
                                                         -------

ARTICLE I - DEFINITIONS                                         1
- -----------------------

1.01    Terms and Definitions


ARTICLE II - PARTICIPATION                                      5
- --------------------------

2.01    Designation of Participants
2.02    Termination of Participation
2.03    Periods of Absence


ARTICLE III - RETIREMENT DATES AND BENEFITS                     7
- -------------------------------------------

3.01    Retirement Dates
3.02    Normal Retirement Benefit
3.03    Deferred Retirement Benefit
3.04    Early Retirement Benefit
3.05    Integration with Other Plans


ARTICLE IV - OPTIONAL FORM OF RETIREMENT BENEFITS              13
- -------------------------------------------------

4.01    Standard Retirement Benefit
4.02    Optional Retirement Benefits
4.03    Method of Election
4.04    Binding Effect of Election
4.05    Designation of Beneficiaries or Provisional Payees


ARTICLE V  - DEATH BENEFITS AND DISABILITY INSURANCE           15
- ----------------------------------------------------

5.01    Provision for Death Benefit
5.02    Purchase of Life Insurance and Annuity Contract
5.03    Adjustment of Contracts
5.04    Waiver of Premium
5.05    Total and Permanent Disability
5.06    Effect of Other Plans


ARTICLE VI - TERMINATION OF EMPLOYMENT OR PARTICIPATION        18
- -------------------------------------------------------

6.01    Circumstances of Termination
6.02    Events Constituting Cause
6.03    Determination by Board


ARTICLE VII - DISCONTINUANCE OF BENEFITS FOR IMPROPER CONDUCT  22
- -------------------------------------------------------------

7.01    Causes for Discontinuance
7.02    Determination by the Board

                                                          PAGE NO.
                                                          -------

ARTICLE VIII - FUNDING                                          24
- ----------------------

8.01    Debt Obligation
8.02    Election to Create Trust Fund
8.03    Actuarial Liability


ARTICLE IX - COMMITTEE                                          25
- ----------------------

9.01    Appointment Committee
9.02    Construction of Plan
9.03    Rules and Regulations
9.04    Supervision of Administration
9.05    Appointment of Agent or Counsel
9.06    Action by Meeting or Consent
9.07    Non-Liability for Acts of Others
9.08    Resignations and Appointments


ARTICLE X  - RIGHT OF THE COMPANY TO ALTER, AMEND OR TERMINATE  27
- --------------------------------------------------------------

10.01  Amendment to Plan
10.02  Termination of Plan


ARTICLE XI - MISCELLANEOUS                                      29
- --------------------------

11.01  Plan Not an Employment Agent
11.02  Plan Not Tax Qualified
11.03  Disability Incompetency of Payee
11.04  Restriction on Transferability of Benefits
11.05  Absence of Payee
11.06  Effect of Titles
11.07  Payments as Satisfaction
11.08  Construction of Gender and Number
11.09  Connecticut Law to Apply
11.10  Effect on Successors and Assigns

                               BIC CORPORATION

                     SELECTED EXECUTIVE RETIREMENT PLAN
                     ----------------------------------


     BIC CORPORATION, a corporation organized under the laws of the State of New York and having its offices and principal place of business at Wiley Street, Milford, Connecticut, hereby establishes this Plan effective as of July 1, 1970, to provide supplemental retirement benefits for the limited number of employees designated as participants in this Plan. This Plan as herein adopted and as amended from time to time may be referred to as the BIC CORPORATION SELECTED EXECUTIVE RETIREMENT PLAN. This Plan is adopted by the Corporation as a means of providing supplemental retirement pensions and death benefits to assure the financial security of persons for whom the Board of Directors deems it advisable to provide this additional compensation benefit. No person other than participants so designated by the Board of Directors of the Company and beneficiaries of such participants shall be entitled to any benefit by reason of adoption and maintenance of this Plan.

                                  ARTICLE I
                                  ---------

                                 DEFINITIONS
                                 -----------

     1.01  Terms and Definitions.  The following terms, when used herein, shall
           ---------------------
have the designated meaning unless a different meaning is plainly required by the context:

     (a)  Company or The Company:  BIC Corporation and any successor thereof.
          ----------------------

     (b)  Plan:  The Pension Plan of the Company as herein set forth and as
          ----
amended from time to time. The Plan may be referred to as the BIC Corporation Selected Executive Retirement Plan, previously referred to as The Waterman-BIC Pen Corporation Selected Executive Retirement Plan.

     (c)  Committee:  The Committee appointed under Article IX hereof to
          ---------
administer the Plan.

     (d)  Board:  The Board of Directors of the Company.
          -----

     (e)  Plan Year:  The Plan Year shall be the calendar year.
          ---------

     (f)  Participating Employee or Participant:  An eligible employee who
          -------------------------------------
becomes a Participant under the Plan as provided in Article II hereof.

     (g)  Monthly Compensation:  Monthly Compensation shall mean one-twelfth of
          --------------------
the monies paid to or accrued for an employee by the Company for a Plan Year, including any cash bonuses paid during such Plan Year even if such bonus is in recognition for services performed in the prior year, but exclusive of any amount paid by the Company to any pension, profit sharing, group insurance, deferred compensation or any other employee's welfare plan now or hereafter adopted.

     (h)  Average Monthly Compensation:  Average Monthly Compensation for any
          ----------------------------
participant shall mean the average of his Monthly Compensation for the three plan years immediately prior to his Normal Retirement Date or Early Retirement Date or termination of employment or termination of participation as pertains in his case.

     (i)  Credited Service:  The number of full and fractional years of credited
          ----------------
service shall be calculated, for purposes of this Plan, in the same manner as Benefit Accrual Service is calculated pursuant to Section 2.03 of the BIC Corporation Salaried Employee Pension Plan (the "Salaried Plan"); provided, however, that for purposes of determining the effect of periods of absence on the determination of whole and fractional years of credited service the rules of
Section 2.03 of this Plan and not Section 2.06 of the Salaried Plan shall govern.

     (j)  Total and Permanent Disability:  Incapacity, physical or mental,
          ------------------------------
permanent in nature, resulting from bodily injury or disease, which results in an employee being unable to perform the requirements of such employee's job or position provided, however, the term shall not include any disability which:

     1. Results from or consists of habitual drunkenness or addiction to narcotics, or

     2. Was treated, suffered or occurred while the employee was engaged in, or resulted from his having engaged in felonious enterprise, or

     3.  Was intentionally self-inflicted.

     Whether an employee is totally and permanently disabled shall be established by medical proof satisfactory to a doctor or physician appointed by the Committee and its decision as to the competence of such medical proof shall be binding upon the employee, the Company and all interested parties.

     (k)  Provisional Payee:  Means any person designated an employee to receive
          -----------------
benefits under Option A of Section 4.02 hereof.

     (l)  Beneficiary:  Means any person or persons designated to receive
          -----------
benefits under Option B of Section 4.02 hereof, or to receive death benefits provided in Article V hereof.

                                 ARTICLE II
                                 ----------

                                PARTICIPATION
                                -------------

     2.01  Designation of Participants:  Participation in this Plan shall be
           ---------------------------
limited to those employees of the Company as are designated Participants in this Plan by the Board of Directors of the Company. The Board of Directors shall notify the President of the Company, the Plan Committee and the Participant of its determination to designate an employee a Participant hereunder. No Participant in the Plan shall be entitled to any Retirement Benefits under Sections 3.02, 3.03 or 3.04 unless and until he has been a Participant in the Plan for 5 years on his Normal, Deferred or early Retirement Date.

     2.02  Termination of Participation:  An employee shall cease to be a
           ----------------------------
Participant hereunder upon his death, retirement pursuant to this Plan, total and permanent disability, or other termination of his employment with the Company, or if the Directors make a determination to terminate his participation in this Plan, which determination by the Directors shall be communicated in the same manner as provided in Section 2.01 above.

     2.03  Periods of Absence: Periods of absence to the extent provided for
           ------------------
and as defined in this Section shall not constitute the termination of employment of the Participant and shall not constitute an interruption in Credited Service of such Participant. Periods of absence with the meaning of this Section are:

     (a)  Authorized vacation.

     (b)  Temporary illness or temporary disability.

     (c) Voluntary or involuntary active service (but not periods of re-enlistment) in the armed forces of the United States while any law requiring military service is in effect.

     (d) Leave for the purpose of employment with a subsidiary or affiliated company.

     Any other approved leave of absence shall not terminate the employment of the Participant, but shall constitute an interruption in Credited Service of such Participant during his leave of absence without depriving such Participant of the benefit of Credited Service accrued prior to such leave of absence; after the resumption of the work of such Participant, his services commencing with the date of the resumption of his work shall be added to his Credited Service accrued prior to his leave of absence.

     If any employee fails to return to work on the date fixed by the Company with respect to any leave whether listed under (a), (b), (c) and (d) of this paragraph or any other leave of absence

(or within 90 days following military service or such required period as may be directed by law for the protection of his employment rights following military service) his Credited Service shall be deemed to have ended on the date next preceding such absences.

                                 ARTICLE III
                                 -----------

                        RETIREMENT DATES AND BENEFITS
                        -----------------------------

     3.01  Retirement Dates:  A Participant shall be entitled to retirement
           ----------------
benefits under this Plan upon his retirement at Normal Retirement Date, Deferred Retirement Date or Early Retirement Date.

     (a)  Normal Retirement Date:  Each Participant shall be retired on his
          ----------------------
Normal Retirement Date which shall be the 1st day of the calendar month following his 60th birthday.

     (b)  Deferred Retirement Date:  Upon written request by the Company, agreed
          ------------------------
to by the Participant or upon application of the Participant approved in writing by the Company, a Participant may remain in the active service of the Company after his Normal Retirement Date for whatever period or periods as may be agreed to from time to time by the Participant and the Company. The first day of the calendar month following such Participant's termination of active service in the Company shall constitute his Deferred Retirement Date.

     (c)  Early Retirement Date:  A Participant, by filing a written application
          ---------------------
with the Company at least sixty (60) days in advance, may retire prior to his Normal Retirement Date provided that the date of such early retirement does not precede his 55th birthday and further provided that at such date the Participant has completed fifteen (15) years of Credited Service with the Company. The first day of the calendar month following such early retirement shall be such Participant's Early Retirement Date.

     3.02  Normal Retirement Benefit: Each Participant who retires at his
           -------------------------
Normal Retirement Date and has been a Participant in the Plan for 5 years on his Normal Retirement Date shall be entitled to receive a retirement annuity payable in monthly installments commencing on his Normal Retirement Date and continuing for life in an amount equal to two and one-half percent (2-1/2%) of the Participant's Average Monthly Compensation multiplied by his years of Credited Service prior to retirement but not to exceed twenty (20) years.

     3.03  Deferred Retirement Benefit:  Each Participant who retires at a
           ---------------------------
Deferred Retirement Date and has been a Participant in the Plan for 5 years on his Deferred Retirement Date shall be entitled to receive an annuity payable in monthly installments commencing at his Deferred Retirement Date and continuing for life in an amount determined as follows:

     (i) The purchase value of the Normal Retirement Benefit to which such Participant would have been entitled, had he been retired at Normal Retirement Date, shall be actuarially determined at such Normal Retirement Date.

     (ii) The amount determined in (i) above shall be increased by an amount equal to interest at the prime rate of interest in effect at the time of such determination on such amount from Normal Retirement Date until the Deferred Retirement Date.

     (iii) The amount determined in (ii) above shall be actuarially applied to provide an annuity for the Participant on the basis of his actual age at the Deferred Retirement Date.

     3.04  Early Retirement Benefit:  Each Participant who retires on an Early
           ------------------------
Retirement Date and has been a participant in the Plan for 5 years on his Early Retirement Date shall be entitled to receive a retirement annuity payable in monthly installments commencing at his Normal Retirement Date, if then living, and continuing for life in an amount equal to the benefit computed in accordance with Section 3.02 above based upon his Credited Service to his Early Retirement Date.

     If such Participant does not live until the commencement of such annuity, the Company shall pay benefits to his Provisional Payee or his Beneficiary if such Participant has elected either of the options described in Section 4.02 hereof. If such Participant has not elected either option or, if at the time of his death his Provisional Payee is not then living, a benefit equal to the commuted value of the guaranteed payments which would have been made under Option B of Section 4.02 shall be paid in a lump sum to the Executor or Administrator of the estate of the Participant.

     Upon application by a Participant who retires at an Early Retirement Date, the Committee may consent to a commencement of his retirement annuity prior to his Normal Retirement Date, provided, however, that the amount thereof shall be his normal retirement benefit less the percentage thereof computed by multiplying 4/12ths of 1% by the number of months elapsing from the date of commencement of such annuity to his attainment of age 57. If the participant has attained age 57 at the commencement of his retirement annuity, there shall be no reduction applied to his normal retirement benefit. The determination to pay retirement benefits at a date earlier than the Participant's Normal Retirement Date shall be made by the Committee in a uniform and non-discriminatory manner. The Committee shall not withhold consent to early commencement of the retirement annuity in the following instances:

     (a) When the Participant notifies the Company and the Committee of his intention to retire and requests early commencement of the retirement annuity at least twenty-four months in advance of the Participant's intended Early Retirement Date.

     (b) When the Participant's Early Retirement is due to his total and permanent disability.

     3.05  Integration With Other Plans:  The monthly installment of any benefit
           ----------------------------
otherwise payable pursuant to this Article III, or Article VI, shall be reduced dollar-for-dollar by the monthly installment of any benefit payable to a Participant for that month by the Salaried Plan. The failure of a Participant who is scheduled to receive benefits pursuant to this Article III, or Article IV prior to his sixty-fifth (65th) birthday to apply for a coincident commencement of his benefits under the Salaried Plan shall cause the suspension of the payment of benefits under the Plan until the month for which benefits under the Salaried Plan are first paid.

     In the event benefit payments under this Plan are suspended pursuant to the previous paragraph:

     (i) the monthly benefit payable to a Participant at such time as benefits become payable shall be:

          (A) calculated based upon the same number of years of Credited Service used to determine such Participant's benefit on his Early Retirement Date (as provided in Section 3.04), Normal Retirement Date (as provided in Section 3.02) or date his employment terminated (as provided in 6.01) as the case may be;

          (B) adjusted for commencement prior to age 57 (in accordance with Section 3.04) or after age 60 (in accordance with Section 3.03) as if such deferred payment date were the Participant's actual date of retirement or termination of employment as the case may be;

     (ii) if the Participant dies prior to the date his benefits commence his death benefit shall be determined solely in accordance with this subparagraph; the terms of Article V having no effect. The contingent annuitant or beneficiary designated by such Participant shall be entitled to a monthly benefit equal to the benefit which would have been payable to such annuitant or beneficiary in accordance with subparagraph (i)(A) had such Participant retired during the month prior to his death, and his benefit payments commenced during that month under the form of annuity selected by such Participant. If such Participant has made no designation of form of annuity and is survived by a spouse, the Administrator shall make the payments to the surviving spouse under the above assumptions as if the joint and survivor annuity provision set forth in Section 8.02 of the Salaried Plan was in effect for the Participant and such spouse. If no such election has been made and the Participant is not survived by any spouse, the Administrator shall make payments to his designated beneficiaries as provided under the above assumptions and as if the one hundred and twenty payment certain annuity was in effect.

                                 ARTICLE IV
                                 ----------

                    OPTIONAL FORM OF RETIREMENT BENEFITS
                    ------------------------------------

     4.01  Forms of Benefits:  The standard and optional forms of benefits
           -----------------
provided in Articles III and VI shall be identical to those provided in Article VIII of the Salaried Plan.

     4.02  Integration With Other Plans:  Each Participant shall be deemed to
           ----------------------------
have elected the same form of benefit under this Plan as he has elected under the Salaried Plan under Article VIII of such plan.

     4.03  Method of Election:  Election to have benefits payable under any of
           ------------------
the options described herein shall be made in writing on a form prescribed by the Committee and delivered to the Committee. Such elections shall be made at least ninety (90) days prior to the Participant's retirement date.

     4.04  Binding Effect of Election:  The election by a Participant of any of
           --------------------------
the options hereunder shall be binding upon him and not subject to revocation after the date as of which it must be filed pursuant to Section 4.03 above. Any such elections filed prior to the time set forth in Section 4.03 above may be rescinded by the Participant prior to such time.

     4.05  Designation of Beneficiaries or Provisional Payee:
           -------------------------------------------------

     (a) Each Participant, in electing to retire under Option A hereunder shall designate a Provisional Payee. The designation of a Provisional Payee may be changed by the Participant at any time that the election of the option would be revocable pursuant to Section 4.04 hereof. The death of a Provisional Payee before the retirement of a Participant who has elected Option A shall automatically effect a revocation of such election and such Participant's retirement benefit shall be payable as if such election had not been made.

     (b) Each Participant electing to retire under Option B shall designate in writing a Beneficiary and Contingent Beneficiaries to receive the retirement benefit payable under Option B in the event of the Participant's death after his retirement but before he has received one hundred twenty (120) months of benefit payments. Such Beneficiary designations may be changed by the Participant. Original designation and changes shall be made in writing on a form approved by the Committee for such purpose. In the event of the death of the Participant and his Beneficiary or Beneficiaries before one hundred twenty (120) monthly payments have been made, the commuted value of the balance of such payments shall be paid in a lump sum to the Executor or Administrator of the estate of the Participant.

                                  ARTICLE V
                                  ---------

                   DEATH BENEFITS AND DISABILITY INSURANCE
                   ---------------------------------------

     5.01  Provision for Death Benefit:  Each Participant shall be entitled to a
           ---------------------------
death benefit, payable in the event of his death while a Participant in the Plan and prior to his retirement date in the amount of the face death benefit of the contract or contracts issued for such Participant at the date of his death.
Each Participant shall designate in writing a Beneficiary or Beneficiaries and Contingent Beneficiaries to receive the death benefit payable under this Article in the event of his death prior to retirement. Original designations and changes shall be made in writing in a form approved by the Committee for such purposes. In the event the Beneficiary or Beneficiaries does not survive the Participant or does not survive the time of payments of the benefits, or if no Beneficiary has been designated, the benefit to be paid hereunder shall be paid to the Executor or Administrator of the estate of the Participant. The death benefit provided hereunder shall be paid in one hundred twenty (120) equal monthly installments commencing within ninety (90) days after the death of the Participant. The Committee shall have the right in its discretion to accelerate payment to any Beneficiary or

Beneficiaries at any time the unpaid balance of the benefit is $10,000 or less.

     5.02  Purchase of Life Insurance and Annuity Contract:  The Company as part
           -----------------------------------------------
of this Plan shall purchase contract or contracts on the life of each Participant as follows:

     (a) As to each Participant insurable at standard rates or rates up to 150% mortality, the Company shall purchase an ordinary life policy having a face death benefit equal to sixty (60) times the monthly retirement benefit to be provided at Normal Retirement Date for the Participant.

     (b) As to each Participant hereunder who is insurable only at sub-standard premium rates (rates in excess of 150% mortality) or is uninsurable, the Company shall purchase an annuity in an amount determined by payment of premiums equivalent to premium charges under the ordinary life policy which would have been purchased if such Participant had been insurable as a standard risk. Such annuity shall provide a benefit in the event of death prior to his Normal Retirement Date at least equal to the cash value of such annuity or the sum of the premiums paid, whichever is greater.

     The contracts shall provide for level annual premiums payable to Normal Retirement Date. The contracts shall be agreements between the Company and the insurer and the Company shall be designated as beneficiary under each of the contracts. In the event of the retirement of the Participant or termination of his employment under circumstances other than his total and permanent disability, the Company shall have the option to discontinue the payment of premiums on such contracts and to surrender the same or to continue to maintain such contracts in effect.

     5.03  Adjustment of Contracts:  The Company shall purchase contracts
           -----------------------
required under this Plan and shall adjust the amount of the contracts maintained in effect with respect to any Participant on or about July 1 of each year for which the Plan is in effect. The Company shall purchase additional contracts or cause decreases to be made with respect to contracts for existing Participants because of salary adjustments which result in adjustments in the anticipated monthly retirement benefit only if the increase or decrease in a Participant's monthly retirement benefit is $100.00 or more. Upon a initial determination to include an employee as a Participant in the Plan, contracts for such employee shall be purchased by the Company within 90 days after such determination. Additional contracts shall not be purchased to compensate for salary adjustments occurring in or after the Plan Year in which the Participant reaches fifty (50) years of age.

     5.04  Waiver of Premium:  To the extent practical under the policies of the
           -----------------
insurer with whom the Company is acquiring contracts under this Plan, the contracts shall provide for waiver of premium coverage in the event of disability of a Participant.

     5.05  Total and Permanent Disability:  In the event of total and permanent
           ------------------------------
disability of a Participant while an employee of the Company, the Company shall endorse and transfer to such Participant the contract or contracts then in effect on his life, and such employee shall cease to be a Participant in the Plan. The benefit provided under this Section 5.05 shall be in addition to any benefit which a Participant may become entitled to under Article III or Article IV hereof.

     5.06  Effect of Other Plans:  The benefits provided in Article V shall be
           ---------------------
maintained in effect by the Company as part of this Plan, and the said benefits in the event of death, or in the event of disability, are not to be considered as set off or discharged in whole or in part by the provisions of the Company's Salaried Employees Retirement Plan or any other life insurance or disability plan maintained in effect by the Company with respect to the employees who are Participants under this Plan.

                                 ARTICLE VI
                                 ----------

                 TERMINATION OF EMPLOYMENT OR PARTICIPATION
                 ------------------------------------------

     6.01  Circumstances of Termination:  In the event of a termination of a
           ----------------------------
Participant's employment otherwise than by death or retirement on the retirement dates herein provided or in the event of the Company's elimination of a Participant from participation in this plan, the Board shall determine whether such termination of employment or participation was for cause as provided in Section 6.02 hereof.

     If such termination was other than for cause then the Participant shall be entitled to a retirement benefit commencing with the first day of the calendar month after which he attains age fifty-five (55) or the first day of the calendar month in which he terminates his employment participation, whichever is later, in an amount equal to the early retirement benefit to which he would be entitled under this Plan, provided, however, that in determining such benefit his Credited Service shall be measured to the date of his termination of employment or his termination of participation, as the case may be. Until such time as he attains such age he shall be considered a Participant for purposes of
Article VI.

     If such termination was for cause, the Participant will obtain no benefits under this Plan.

     6.02  Events Constituting Cause:  Termination of employment shall be deemed
           -------------------------
to be for cause within the meaning of this Plan if effected under the following circumstances:

     (a) A voluntary resignation by a Participant prior to his reaching fifty-two (52) years of age.

     (b) A voluntary resignation by a Participant after he has reached fifty-two (52) years of age if at the time of such resignation he has not completed fifteen (15) years of continuous service with the Company.

     (c) Discharge of the Participant by the Company prior to the Participant completing fifteen (15) years of continuous service with the Company.

     (d) Discharge of the Participant by the Company after the Participant's completing fifteen (15) years of continuous service with the Company if such discharge is due to:

          (i) The Participant being convicted of a felony or misdemeanor detrimental to or affecting the Company's interest, or

          (ii) The Participant taking a position in any capacity with a competitor of the Company or engaging or participating as owner, partner, limited partner, backer, officer, director, agent, consultant, employee or in any other capacity in any business competitive in any degree with the business of the Company, or

          (iii) The Participant's divulging any manufacturing or trade secrets of the Company, or

          (iv) The Participant causing or attempting to cause employees of the Company to terminate their employment with the Company, or

          (v) Gross neglect on the part of the Participant in attending to his duties, or

          (vi) Malfeasance on the part of the Participant in attending to his duties, or

          (vii) The Participant engaging in activities which substantially and adversely affect the Company's interest.

      A termination of participation shall be deemed to be for cause if such termination is by reason of circumstances set forth in subparagraph (d) above.

     6.03  Determination by Board:  All determinations as to existence of cause
           ----------------------
pursuant to Section 6.02 hereof and all determinations as to any issue relevant under such Section shall be made by the Board. The Board shall not make any such determination without giving notice of its intent to so act to the Participant and advising the Participant of the date and time for a hearing on such matter. The Board shall hold such hearing at the time and date specified at which the Participant may attend, and shall have the right to have counsel attend in his behalf, and at such hearing the Participant or his counsel may submit evidence on behalf of the Participant. The Board shall apply Section
6.02 to all Participants in a non-discriminatory manner. The determination by the Board shall be final and conclusive upon the Company and the Participant.

                                 ARTICLE VII
                                 -----------

               DISCONTINUANCE OF BENEFITS FOR IMPROPER CONDUCT
               -----------------------------------------------

     7.01  Causes for Discontinuance:  The payment of benefits to a Participant
           -------------------------
who has otherwise met the requirements for a retirement benefit under this Plan shall be subject to the further condition that the Participant has not and will not engage in improper conduct as said term is hereinafter defined.

     Improper conduct within the meaning of this provision shall be any of the following:

     (i) The Participant being convicted of a felony or misdemeanor detrimental to or affecting the Company's interest, or

     (ii) The Participant taking a position in any capacity with a competitor of the Company or engaging or participating as owner, partner, limited partner, backer, officer, director, agent, consultant, employee or in any other capacity in the business competitive in any degree with the business of the Company, or

     (iii) The Participant's divulging any manufacturing or trade secrets of the Company, or

     (iv) The Participant engaging in activities which substantially and adversely affect the Company's interest, or

     (v) The Participant causing or attempting to cause employees of the Company to terminate their employment with the Company.

     7.02  Determination by the Board:  All determination as to existence of
           --------------------------
cause pursuant to Section 7.01 hereof and all determinations as to any issue relevant under such Section shall be made by the Board. The Board shall not make any such determination without giving notice of its intent to so act to the Participant and advising the Participant of the date and time for a hearing on such matter. The Board shall hold such hearing at the time and date specified at which the Participant may attend and shall have the right to have counsel attend in his behalf, and at such hearing the Participant or his counsel may submit evidence on behalf of the Participant. The Board shall apply Section
7.01 to all Participants in a non-discriminatory manner. The determination by the Board shall be final and conclusive upon the Company and the Participant.

                                ARTICLE VIII
                                ------------

                                   FUNDING
                                   -------

     8.01  Debt Obligation:  The obligation of the Company to pay the benefits
           ---------------
herein provided for shall be a contract debt obligation between the Company and Participant or his beneficiary. The Company shall not be required to maintain any trust or sinking fund or segregation of assets with respect to its obligations under this Plan.

     8.02  Election to Create Trust Fund:  In the event the Company desires to
           -----------------------------
provide a separate fund with respect to its obligation under the Plan, it shall establish such a fund with a trustee or trustees, it being provided that such fund shall be created only for the purpose of collateral security for the Company's obligation hereunder and no payments to such fund shall be deemed payment to the Participant or his beneficiary hereunder.

     8.03  Actuarial Liability:  The Company shall, during the continuation of
           -------------------
this Plan, secure from its actuarial advisor, an estimate of the costs of this Plan including amortization of the past service liability hereunder, and the Company shall accrue such cost and resulting liability on its books and records.

                                 ARTICLE IX
                                 ----------

                                  COMMITTEE
                                  ---------

     9.01  Appointment of Committee:  The Board shall appoint a Committee to act
           ------------------------
hereunder which shall consist of three members who shall serve at the pleasure of the Board. The members of the Committee shall be individuals and may, but need not be, directors or officers of the Company. The members of the Committee shall serve without compensation for acting as such. The Committee may appoint a secretary who may, but need not be, one of its own members.

     9.02  Construction of Plan:  The Committee may construe this Plan.  It may
           --------------------
correct any defect or supply any omission or reconcile any inconsistency in such manner and to such extent as it shall deem expedient to carry the same into effect. Any decision of the Committee with respect to the construction of this Plan, the correction of any defects, the supplying of any omission or reconciling any inconsistency in the Plan shall be subject to review and approval by the Board whose decision shall be final and conclusive.

     9.03  Rules and Regulations:  The Committee shall provide rules and
           ---------------------
regulations not inconsistent with the terms and provisions hereof for the administration of the Plan and from time to time may amend or supplement such rules and regulations. The rules and regulations enacted by the Committee shall be subject to review by the Board and shall become effective upon the approval thereof by the Board.

     9.04  Supervision of Administration:  The Committee shall supervise and
           -----------------------------
control the operation of the Plan in accordance with the terms hereof and shall have the powers necessary to accomplish that purpose.

     9.05  Appointment of Agent or Counsel: The Committee may appoint agents
           -------------------------------
and may employ legal counsel who may, but need not be, counsel for the Company. The Company shall pay all expenses authorized and incurred by the Committee in the administration of the Plan.

     9.06  Action by Meeting or Consent:  The Committee shall act by majority
           ----------------------------
vote of its members at a meeting or in writing without a meeting. The Committee may authorize each or any one of its members or its secretary to perform routine acts and to sign documents in its behalf. No member, however, shall vote or act upon or sign any documents relating to his own participation.

     9.07  Non-Liability for Acts of Others:  The Committee shall be liable
           --------------------------------
only for its own willful misconduct. No members of the Committee shall be liable for the acts or omissions of any other member.

     9.08  Resignations and Appointments: Any member of the Committee may
           -----------------------------
resign by giving written notice addressed to the chief executive officer of the Company. Vacancies shall be filled by the Board but interim appointment may be made by the chief executive officer of the Company.

                                  ARTICLE X
                                  ---------

              RIGHT OF THE COMPANY TO ALTER, AMEND OR TERMINATE
              -------------------------------------------------

     10.01  Amendments to Plan:  The Company expressly reserves the right at any
            ------------------
time and from time to time by action of the Board to alter or amend this Plan in whole or in part, (excepting, however, this Section and provisions relating to liability continuation in Section 10.02 below) by delivering to the Committee an instrument in writing executed by the Company stating any such alteration or amendment; and provided, however, that no such alteration or amendment shall reduce the interest of any Participant to deprive him of the benefit which would be paid such Participant under Section 6.01 hereof had his employment been terminated for reasons not constituting cause at the time of such amendment.

     10.02  Termination of Plan:  The Company reserves the right by action of
            -------------------
the Board to terminate this Plan by delivering to the Committee an instrument in writing executed by the Company stating such termination. Notwithstanding any such termination, the Company shall continue to be liable under the provisions of this Plan to the following extent:

     (a) To maintain and continue to pay benefits to Participants in this Plan and their beneficiaries who had retired prior to the date of such termination.

     (b) To pay benefits to Participants in the Plan who at the time of termination thereof are eligible for retirement either on Normal Retirement Date or Early Retirement Date as provided under the terms of this plan.

     (c) To pay benefits to Participants in the Plan who are not eligible for retirement on the date of termination of the Plan in the manner and to the extent benefits would have been paid to such Participants under Section 6.01 hereof, had their employment with the Company been terminated for reasons not constituting cause as of the date of termination of the Plan. Such retirement benefits shall be paid commencing on the first day of the calendar month after such Participant reaches fifty-five (55) years of age or on the first day of the calendar month after the termination of the Plan, whichever is the later.

                                 ARTICLE XI
                                 ----------

                                MISCELLANEOUS
                                -------------

     11.01  Plan not an Employment Agreement:  This Plan shall not be
            --------------------------------
deemed to constitute a contract between the Company and any Employee or to be a consideration for, or a condition of, the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge or retire any employee at any time. Participation under the Plan will not give any Employee any right or claim to a retirement benefit, except upon reaching a retirement date, and no Employee or Provisional Payee or Beneficiary shall be entitled to any right or claim to any retirement benefit, except to the extent such right is specifically fixed under the terms of the Plan.

     11.02  Plan not Tax Qualified:  The Company does not intend that this
            ----------------------
Plan constitute a qualified plan for the payment of employment benefits pursuant to Section 401(a) of the Internal Revenue Code. The Company intends that payments made under this Plan be deductible by it in the year in which amounts attributable to such contributions are includable in the gross income of employees participating in the Plan as provided in Section 401(a)(5) of the Internal Revenue Code.

     11.03  Disability or Incompetency of Payee:  If the Committee
            -----------------------------------
determines that any person entitled to payments under the Plan is incompetent or is unable to care for his affairs by reason of physical or mental disability, it may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Company and the Committee with respect thereto.

     11.04  Restriction on Transferability of Benefits:  No distribution or
            ------------------------------------------
payment under the Plan to any Participant or his Beneficiary under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, pledge, encumber or charge the same shall be valid or recognized by the Company, nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement, or torts of any person entitled to such distribution or payment except to such extent as may be required by law. If any such person shall attempt to, or anticipate, alienate, sell, transfer, pledge, encumber or charge his benefits under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any such time, such benefits would devolve upon anyone else or would not be enjoyed by him, then the Committee in its discretion may terminate his interest in any such benefit and hold or apply it to or for the benefit of such person, his spouse, children, or other dependents, or any of them in such manner as the Committee may deem proper.

     11.05  Absence of Payee:  If the Committee is unable within three (3)
            ----------------
years after the date on which any benefit becomes payable to make or direct payment of such benefit to the person entitled thereto because the identity or whereabouts of such person cannot be ascertained, notwithstanding the mailing of due notice to such person at his last known address as shown by the records of either the Committee or the Company, then such benefit and any other benefits of such person shall be forfeited and all liabilities of the Company therefor shall thereupon terminate.

     11.06  Effect of Titles:  The titles of Articles of this Plan and the
            ----------------
outline thereof are descriptive only, and are not to be construed as part of the Plan.

     11.07  Payments as Satisfaction:  Any payment or distribution to any
            ------------------------
Participant, or his legal representative or beneficiary, in accordance with this Plan shall be in full satisfaction of all claims against the Committee and the Company.

     11.08  Construction of Gender and Number:  Whenever any words are used
            ---------------------------------
herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply and whenever any words herein are used herein in the singular or in the plural, they shall be construed as though they were used in the plural, or the singular as the case may be, in all cases where they would so apply.

     11.09  Connecticut Law to Apply:  This Plan and every provision
            ------------------------
thereof shall be construed and its validity determined according to the laws of the State of Connecticut.

     11.10  Effect on Successors and Assigns:  This Plan shall be binding
            --------------------------------
upon the inure to the benefit of the Company and its successors and assigns, the Trustees and their heirs, legal representatives, beneficiaries and assigns.

     IN WITNESS WHEREOF, the Company has caused these presents to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, effective as of the day and year first above written.


ATTEST:                           BIC CORPORATION



By: /s/ Alex Alexiades            By: /s/ Bruno Bich
   ------------------------          -------------------------
                                      Its President